                                                                   EXHIBIT 10.25


                              Frost National Bank
             Member: Cullen/Frost Bankers, A Family of Texas Banks



August 5, 1997

Richard McCoppin
Scientific Measurement Systems, Inc.
22 1 0 Denton Drive, Suite 106
Austin, Texas 78759

Re:  $70,000 Term Loan with The Frost National Bank

Dear Mr. McCoppin:

Please be advised your request for renewal of the loan at a reduced principal balance of $60,000 has been approved and enclosed are the loan documents evidencing Frost Bank's commitment. As renewed, the note will mature December 18, 1997, and remain governed by a loan agreement which calls for financial reporting and compliance with various financial ratios. As with the previous three renewals, Frost Bank will waive the requirement that SMS maintain a minimum tangible net worth and that total liabilities not exceed is specific multiple of tangible net worth. Although the loan is being renewed as a term note, Frost Bank will continue to require the monthly financial reporting and will continue to evaluate collateral coverage as prescribed under the Borrowing base covenants of the loan agreement. To that extent, please provide Frost Bank with the most recent 10-Q report on SMS, the June 30, 1997 internal financial and income statements, and an account receivable aging and borrowing base report as of June 30th.

When returning the executed renewal documents and financial information, please include a check payable to The Frost National Bank for closing costs in the amount of $12,111.39, such representing the $10,000 principal reduction, $1,946.39 in interest due through July 21, 1997, a $150.00 loan processing fee and a $15.00 record search fee.

Please give me a call at 473-4960 with any questions or comments.

Sincerely,


Michael D. Falk
Vice President


Enclosures

                                PROMISSORY NOTE

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
PRINCIPAL                    LOAN DATE       MATURITY        LOAN NO.    CALL     COLLATERAL     ACCOUNT     OFFICER     INITIALS
$60,000.00                   07-21-1997      12-18-1997      1235001      500        5073        1235001       660
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REFERENCES IN THE SHADED AREA ARE FOR LENDER'S USE ONLY AND DO NOT LIMIT THE APPLICABILITY OF THIS DOCUMENT TO ANY PARTICULAR LOAN
 OR ITEM.
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BORROWER: SCIENTIFIC MEASUREMENT SYSTEMS, INC.   LENDER: THE FROST NATIONAL BANK
          (TIN: 74-2045763)                              P. O. BOX 1600
          2210 DENTON DRIVE, SUITE 106                   SAN ANTONIO, TX 78296
          AUSTIN, TX  78758

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PRINCIPAL AMOUNT: $60,000.00  INITIAL RATE: 11.000%  DATE OF NOTE: JULY 21, 1997

PROMISE TO PAY. SCIENTIFIC MEASUREMENT SYSTEMS, INC. ("Borrower") promises to pay to THE FROST NATIONAL BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Sixty Thousand & 00/100 Dollars ($60,000.00), together with Interest on the unpaid principal balance from July 21,1997, until maturity.

PAYMENT. Borrower will pay this loan in one principal payment of $60,000.00 plus Interest on December 16, 1997. This payment due December 18, 1997, will be for all principal and accrued Interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date, beginning August 18, 1997, with all subsequent Interest payments to be due on the same day of each month after that. Interest on this Note is computed on a 365/380 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance Is outstanding, unless such calculation would result in a usurious rate, in which case Interest shall be calculated on a per diem basis of a year of 365 of 366 days, as the case may be. Borrower will pay Lander at Lander's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid Interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The Interest rate an this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the role Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The Interest rate change will not occur more often than each day. The Index currently is 8.500% per annum. The Interest rate to be applied prior to maturity to the unpaid principal balance of this Note will be at a rate of 2.500 percentage points over the Index, resulting in an initial rate of 11.000% per annum. NOTICE: Under no circumstances will the Interest rate an this Note be more than the maximum rate allowed by applicable law. For purposes of this Note, the "maximum rate allowed by applicable law" means the greater of (a) the maximum rate of Interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the "Indicated Rate Calling" as referred to in Article 5069-1.04(1)(1) V.T.C.S.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier then it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due.

POST MATURITY RATE. The Post Maturity Rate on this Note is the maximum rate allowed by applicable law. Borrower will pay Interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue Interest at the pre-maturity rate.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lander, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lander. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes Insolvent, a receiver Is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interests. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs In Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.
(i) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and them Borrower will pay that amount. Lender may hire an attorney to help collect this Note it Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts actually incurred by Lender as court costs, lawful fees for filing, recording, or releasing to any public office any instrument securing this loan; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this loan, or premiums or identifiable charges received in connection with the sale of authorized insurance. This Note has been delivered to Lender and accepted by Lender in the State of Texas. If there is a lawsuit, and if the transaction evidenced by this Note occurred in Bexar County, Borrower agrees upon Lender's request to submit to the Jurisdiction of the courts of Bexar County, the State of Texas. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and Interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation

07-21-1997                       PROMISSORY NOTE                        Page 2
Loan No. 1235001                   (Continued)
===============================================================================

all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

ARBITRATION. Lender and Borrower agree that all disputes claims and controversies between them, whether individual, joint, or class in nature, arising from this Note or otherwise including, without limitation, contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sale under any deed of trust or mortgage; obtaining a writ of attachment or Imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered In any court having jurisdiction. Nothing In this Note shall preclude any party from seeking equitable relief from a court of competent Jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

DISHONORED CHECK CHARGE. In the event a check offered in full or partial payment on this loan is returned unpaid, Lender may charge a fee for the purpose of defraying the expense incident to handling such returned check, and Borrower agrees to pay such fee. The fee shall not exceed the maximum amount permitted under applicable law.

FACSIMILE DOCUMENTS AND SIGNATURES. For purposes of negotiating and finalizing this document, if this document is transmitted by facsimile machine ("fax"), it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a fax machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER TO ENFORCE THIS AGREEMENT, TO COLLECT DAMAGES FOR THE BREACH OF THIS EMENT, OR WHICH IN ANY OTHER WAY ARISE OUT OF, ARE CONNECTED TO OR ARE RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT, ANY SUCH ACTION SHALL BE TRIED BY THE JUDGE WITHOUT A JURY.

RENEWAL AND EXTENSION. This Note is given in renewal and extension and not in novation of the following described indebtedness: THE PROMISSORY NOTE FROM SCIENTIFIC MEASUREMENT SYSTEMS, INC. TO LENDER DATED APRIL 21, 1997.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, called, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the mature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice at acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

SCIENTIFIC MEASUREMENT SYSTEMS, INC.

By:
   --------------------------------------------------------
     LARRY SECREST, Chief Executive Officer and Chairman


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